UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 12, 2007

ELITE ARTZ, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-52020	90-0201309
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

251 JEANELL DRIVE SUITE 3 CARSON CITY NV 89703

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 801-244-2423

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

1.01 On February 12, 2007, certain of the Company’s shareholders (collectively, the “Sellers”) entered into certain Stock Purchase Agreements (collectively, the “Stock Purchase Agreements”) with certain purchasers (collectively, the “Purchasers”). Pursuant to the terms of the Stock Purchase Agreements, the Sellers will sell to the Purchasers an aggregate of 2,838,500 shares. Upon closing of these transactions, a change of control of the Company will occur.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

2.01

On February 12, 2007, the Sellers completed the Stock Purchase Agreements with certain Purchasers referenced in Item 1.01 above.

ITEM 5.01 CHANGES IN CONTROL OF THE REGISTRANT

5.01

Pursuant to the transactions completed by the Stock Purchase Agreements described above in Item 2.01, there has been a change in control of the Company.

ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

5.02 On February 13, 2007 the Board of Directors of the Company elected Wong Nga Leung to serve as a Director of the Company.  Mr. Wong Nga Leung, CFA, age 28, graduated from the University of New South Wales, Sydney with a Bachelor’s Degree of Commerce, majoring in Actuarial Studies and Finance.  He also holds a Master’s Degree in Fund Management from the University of New South Wales, Sydney.  From 2003 to 2005, he served as an analyst for the State Street Bank and Trust Company in Hong Kong.  From 2005 to 2006, Mr. Wong served in a corporate finance firm in Hong Kong, mainly responsible for legal, accounting and corporate finance affairs. Mr. Wong is a member of the CFA Institute and also is a Chartered Financial Analyst.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

A form of Stock Purchase Agreement is incorporated by reference and attached hereto as Exhibit 2.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 12, 2007

Elite Artz, Inc.

By:	/s/ David Miles Oman
David Miles Oman
Director